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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-11 of our reports dated March 25, 1997, except for the first paragraph of Note 1, for which the date is September 4, 1997, on our audits of the financial statements and financial statement schedule of Captec Net Lease Realty, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                            COOPERS & LYBRAND, L.L.P.

Detroit, Michigan
September 5, 1997